UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) March 3, 2006

iVillage Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	0-20242	13-3845162
(State or Other Jurisdiction	(Commission File	(IRS Employer
of Incorporation)	Number)	Identification No.)

500-512 Seventh Avenue, New York, NY	10018
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code (212) 600-6000

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

Item 1.01.  Entry Into a Material Definitive Agreement.

                On March 3, 2006, iVillage Inc., a Delaware corporation (the “Company”), NBC Universal, Inc., a Delaware corporation (“Parent”), and iVillage Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”).

The Merger Agreement

                The Merger Agreement provides that, upon the terms and subject to the conditions set forth in the Merger Agreement, Merger Sub will merge with and into the Company, with the Company continuing as the surviving corporation and a wholly-owned subsidiary of Parent (the “Merger”). At the effective time and as a result of the Merger, each share of Company common stock issued and outstanding immediately prior to the effective time of the Merger will be automatically converted into the right to receive $8.50 cash, without interest (excluding shares owned by the Company (including treasury shares), by Parent or by Merger Sub and excluding shares with respect to which the holder thereof has demanded appraisal rights in accordance with Delaware law).  All of the options to purchase Company common stock that are outstanding and unexercised immediately prior to the effective time of the Merger shall become fully vested as of the effective time of the Merger and will be cancelled in consideration for a cash payment equal to the product of (1) the excess, if any, of $8.50 over the applicable option exercise price and (2) the number of shares of Company common stock subject to such option.

                The Company has made representations, warranties and covenants in the Merger Agreement, including, among others, covenants (i) to carry on its business in the ordinary course consistent with past practice during the interim period between the execution of the Merger Agreement and consummation of the Merger, (ii) not to engage in certain kinds of transactions during such period, (iii) to cause a stockholder meeting to be held to consider approval of the Merger and the other transactions contemplated by the Merger Agreement, (iv) subject to certain exceptions, for its board of directors to recommend adoption by its stockholders of the Merger Agreement and the transactions contemplated by the Merger Agreement, (v) not to solicit proposals relating to alternative business combination transactions, and (vi) subject to certain exceptions, not to enter into discussions concerning, or provide confidential information in connection with, alternative business combination transactions.  Under certain circumstances, the Board of Directors of the Company may terminate the Merger Agreement in order to accept a superior proposal, as defined in the Merger Agreement.

                Consummation of the Merger is subject to customary conditions, including (i) approval of the holders of the Company common stock, (ii) absence of any law or order prohibiting the closing, and (iii) expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and certain other regulatory approvals. In addition, each party’s obligation to consummate the Merger is subject to the accuracy of the representations and warranties of the other party and material compliance of the other party with its covenants.

                The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 hereto, and is incorporated into this report by reference.

Voting Agreement

                Concurrently with entering into the Merger Agreement, Parent entered into a voting agreement with Hearst Communications, Inc. (“Hearst”), the largest stockholder of the Company. The agreement provides that Hearst will vote its shares, representing approximately 25% of the outstanding shares of the Company, in favor of the Merger, and will vote against (a) any action or agreement that would result in a breach by the Company under the Merger Agreement, (b) any alternative merger or similar transaction or alternative acquisition proposals and (c) any action that could prevent, impede or delay the consummation of the Merger. The Voting Agreement terminates on the earlier of (i) the termination of the Merger Agreement in accordance with its terms and (ii) the effective time of the Merger.

Item 8.01.  Other Events.

                A joint press release announcing the execution of the Merger Agreement was issued on March 6, 2006. A copy of that joint press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference. The foregoing description is qualified in its entirety by reference to the full text of Exhibit 2.1 and Exhibit 99.1, attached hereto.

IMPORTANT ADDITIONAL INFORMATION WILL BE FILED WITH THE SEC

                The Company has agreed to file a proxy statement in connection with the proposed Merger, which will be mailed to the stockholders of the Company.  Investors and the Company’s stockholders are urged to read carefully the proxy statement and other relevant materials when they become available because they will contain important information about the Merger. Investors and security holders may obtain free copies of these documents (when they are available) and other documents filed by the Company with the SEC through the web site maintained by the SEC at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by the Company by going to the investor relations portion of the Company’s corporate website located at www.ivillage.com/investor or by contacting: Corporate Secretary, iVillage Inc., 500-512 Seventh Avenue, New York, NY 10018, Telephone: (212) 600-6000.

                The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the transactions contemplated by the Merger Agreement. A description of any interests that the Company’s officers and directors have in the Merger will be available in the proxy statement. Information regarding certain of these persons and their beneficial ownership of Company common stock as of April 27, 2005 is also set forth in the Schedule 14A filed by the Company on April 29, 2005 with the SEC.  These documents are available free of charge at the SEC’s web site at www.sec.gov or by going to the investor relations portion of the Company’s corporate website at www.ivillage.com/investor.

Item 9.01.  Financial Statements and Exhibits.

(c)  Exhibits.

2.1

Agreement and Plan of Merger, dated as of March 3, 2006, by and among iVillage Inc., NBC Universal, Inc., and iVillage Acquisition Corp. (Exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K and copies thereof will be furnished to the Securities and Exchange Commission supplementally upon request).

99.1	Joint press release issued by iVillage Inc. and NBC Universal, Inc. on March 6, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

iVILLAGE INC.

By:	/s/ Steven A. Elkes
Steven A. Elkes
Chief Financial Officer,
Executive Vice President,
Operations & Business Affairs and
Secretary

Dated:  March 6, 2006

EXHIBIT INDEX

Exhibit   Description

2.1

Agreement and Plan of Merger, dated as of March 3, 2006, by and among iVillage Inc., NBC Universal, Inc., and iVillage Acquisition Corp. (Exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K and copies thereof will be furnished to the Securities and Exchange Commission supplementally upon request).

99.1	Joint press release issued by iVillage Inc. and NBC Universal, Inc. on March 6, 2006.